EXHIBIT 10.19


August 6, 1997


Mr. Charles S. Brand
20 Meridian Road
Eatontown, NJ  07724

                  Re:  Indebtedness by LogiMetrics, Inc. to Charles S. Brand

Dear Mr. Brand:

It is hereby acknowledged that as of the date hereof, LogiMetrics, Inc. (the "Company") is indebted to Charles S. Brand in the amount of $626,793.

For good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, it is hereby agreed that the Company will use its best efforts, in its discretion, subject to the cash flow requirements of the Company, to repay up to $300,000 of such indebtedness on or before September 30, 1997. Beginning on October 1, 1997, all unpaid amounts of the foregoing indebtedness shall become due and payable in the amount of $50,000 per month until repaid in full.

Very truly yours,

LOGIMETRICS, INC.

By:      /s/Norman M. Phipps
         ------------------------
Name:    Norman M. Phipps
Title:   President and Chief Operating Officer


                                                     ACKNOWLEDGED AND AGREED:


                                                     /s/Charles S. Brand
                                                     ---------------------------
                                                     Charles S. Brand